Exhibit 99.1

NASDAQ: HYRE December 2020 The Car S haring Marketplace for Ridesharing and Delivery

Safe Harbor Disclosure

HyreCar

This presentation contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements, including without limitation, those regarding activities, events, financial results or developments that we intend, plan, expect, believe, project, forecast or anticipate will or may occur in the future. Examples of forward-looking statements include, but are not limited to, statements we make regarding the potential size of the market for our products, impacts of future legislation and regulatory action, forecasts of future performance, financial condition and results of operations, plans to expand to other markets, development of new technologies, potential acquisitions and the possibility of up-listing or cross-listing our equity securities. These statements reflect our management's current views with respect to future events, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Further, forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such assumptions and assessments are made in light of our experience and perception of historical trends, current conditions and expected future results. These statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of our control and difficult to forecast which may cause actual results to differ materially from those that may be described or implied herein. Such factors include but are not limited to general economic conditions, competitive factors, political, economic, and regulatory changes affecting the real estate industry and various other factors, both referenced and not referenced above, and other factors that are described in our filings with the Securities and Exchange Commission (the "Commission"), including our periodic reports on Forms 10-K and 10-Q and current reports on Form 8-K. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those set forth in this presentation. You should not place undue reliance on any forward-looking statements and are advised to carefully review and consider the various disclosures in our filings with the Commission. Except as required by law, we neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this financial outlook. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Reconciliation of Non-GAAP Financial Measures

We use Adjusted EBITDA in conjunction with GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, our Adjusted EBITDA should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to the related GAAP financial measures, revenue and net loss, respectively. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with their respective related GAAP financial measures.

Excluding the information from sources indicated, the content of this presentation is copyright 2020 HyreCar Inc. All Rights Reserved.

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Key Company Metrics

HyreCar

- **HyreCar is the car sharing marketplace for ridesharing and delivery, connecting gig economy drivers with vehicle owners nationwide**
- **Driver Demand Exceeds Car Supply by 10X**
  - Tens of thousands of drivers who don't own a qualifying vehicle, apply monthly to rideshare with Uber and Lyft or delivery providers
  - HyreCar cost effectively attracts over 100,000 gig economy drivers quarterly, 10X the amount of vehicles currently on the platform
  - We identify where driver demand is highest and attract the best drivers, we simply need more cars in our key markets
- **Growing Scalable Domestic Business Model**
  - We are on pace to exceed One Million Rental Days and $25M in Net Revenue in Calendar Year 2020
  - 80%+ of car supply now comes from commercial suppliers like regional automobile dealers and fleet owners, even rental car agencies
  - Unique insurance program with mobility leaders AON and Apollo, protects car owners and drivers with improved economics for HyreCar
- **Reduced Cash Burn and Approaching Break-Even**
  - Cash burn reduced to under $400,000 in Q3 2020
  - Breakeven estimated at approximately one-third more volume
  - Strong cash position with $6.8M on Balance Sheet at 9/30/20

HyreCar Inc. (NASDAQ: HYRE)	
Stock Price[1]	$7.80
52 Week Trading Range[1]	$0.88 - $8.60
Market Cap[1]	$138.3M
Shares Outstanding[1]	17.7M
Annual Revenue Growth[2]	62%
Net Revenue (LTM)[3]	$23.0M
Adjusted EBITDA[4]	($1.6M)
Cash[4]	$6.8M
Employees	86
Headquarters	Los Angeles, CA
Founded	2014

1) Closing Price as of December 7, 2020.
2) Fiscal Year Ending December 31, 2019.
3) Last Twelve Months Ending September 30, 2020.
4) Fiscal Quarter Ending September 30, 2020.

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Transportatio n Network Companies Food and Grocery Delivery Package Delivery Health Care and Tasks Leisure Rentals Drivers Car Owners Connecting Drivers with All Gig Opportunities 4

Goldman Sachs research expects 13% year over year revenue growth in ridesharing through 2030 Uber is estimated 2.0 million drive r s and Lyft has 1. 5 million drive r s in the US and Canada (3) Instacart has 300,000 drive r s , 75,000 in California (4) - 2 4 6 8 10 12 2018 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E Millions Rented Vehicles Owned Vehicles $ 6.5 B HYRE US Rideshare / Delivery TAM by 2029 (3) Larger Addressable Market including Delivery 5 $1.2T US Transportation Market (1) (1) Lyft S - 1, March 1, 2019. (2) Assumes 10% of 2.5 Million combined Uber and Lyft Drivers Growing by 13% rent vs own vehicles for use in ridesharing or delivery. (3) How Many Uber Drivers Are There?, The RideshareGuy.com, August 1, 2020. (4) Instacart, February 2020. HyreCar’s Addressable Market Estimated Owned Vehicles vs. Rented Vehicles (1,3)

Improved Competitive Environment

HyreCar

- ASSET LIGHT PLATFORM CREATES LOWEST COST PROVIDER ADVANTAGE
- FLEXIBILITY INCREASES SPEED TO MARKET
- PREVIOUS COMPETITORS FAIR AND HERTZ FAILING IN 2020

	HyreCar	AVIS	flexdrive	getaround
Available US Markets	Nationwide	30 + Cities	26 + Cities	9 + Cities
Rental Length & Age Requirement	1-Day Minimum / 21+	24-Hour Minimum / 25+	7-Day Minimum / 25+	1-Hour Minimum / 21+
Service Limitation	No Limits	Uber Only	Lyft Only	Uber Only
Deposit	$0	$0	$250	$150
Average Weekly Rates	Owners set pricing ~$200 per week	$209/week + $0.10 - $0.30 per mile (Depends on location, taxes, and fees)	$209/week (Disqualified from Express Pay and driver bonuses)**	$5/hour + 3% booking fee of trip price + $.5/mile daily trip mileage overages
All-In Cost*	$311	$340	$390	$498

* Includes insurance, weekly cost assumes 1,000 miles driven per week, assumes maximum 12-hour rental per day, assumes $0.10 per mile ($0.20 for fair) plus 15% taxes and fees applied to advertised competitor pricing. ** Assumes $150 per week in driver bonuses.

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Three - Sided Revenue Model 7 Daily Gross Revenue Example National Avg Daily Rental Rate $40.00 Driver Fee $4.00 Daily Insurance Fee $13.00 Daily Gross Billing Paid by Driver ~$57.0 0 Opportunities for Margin Enhancement ● Expansion of dealer subscriptions from HyreCar for Business enhancements ● Addition of lead remarketing referrals with automobile marketing partners ● Improvements in insurance program with new partners AON and Apollo reduces costs moving forward Daily Net (GAAP) Revenue Example HyreCar Owner Fee (2 0 % avg) $8.00 HyreCar Driver Fee (10% rate) $4.00 Insurance Fee (100% of fee) $13.00 Daily Average Net Revenue ~$2 5 . 0 0 $2 5.00 Daily Av g Net Re venue x 90 ,000 Monthly Rental Days = $ 2.25 M Monthly Net Revenue

8 Growing Rental Days after Rebounding

Financial Highlights 9 Lowest Cost Platform expanded to all gig economy services during 2020 CAGR of 60%+ annually, pacing to One Million Annual Rental Days and $25M in Net Revenue in CY20 Addition of high - margin subscription and referral income into CY21 Growing Scalable Platform Improving Profitability Clean Balance Sheet Adjusted EBITDA improved dramatically to ($1.6 Million) in Q3 2020 from ($3.6 Million) in Q1 2020 Expect GPM 44 - 50% in the near - term with new efficiencies in insurance programs, longer - term opportunity to continue growth with addition of higher margin income streams Increasing daily rentals from over 3,000 currently to 4,500 gets HyreCar to profitability Reduced cash burn, as cash of $6.8 Million at 9/30 was down just $0.4 Million from prior quarter No debt as $2.0 Million PPP Loan is expected to be completely forgiven Closely - held with more than 70% of company owned by Top 20 Holders

Management Board Experienced Management and Board 10 Scott Brogi CFO Henry Park COO Joe Furnari CEO Brian Allan SVP Mike Furnari CBDO Grace Mellis Chairman Joe Furnari CEO Michael Root Technology Brooke Skinner Ricketts Chief Experience Officer Jay Vijayan CIO / CEO

HyreCar Inc. Investor Relations Scott Brogi John Evans CFO (415) 309 - 0230 scott@HyreCar.com j.evans@HyreCar.com Contact Us 11